UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 24, 2005

Date of Report (Date of earliest event reported)

HARTE-HANKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7120	74-1677284
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Concord Plaza Drive

San Antonio, Texas 78216

(210) 829-9000

(Address of principal executive offices and Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Larry Franklin informed Harte-Hanks that effective January 1, 2006, Mr. Franklin was resigning as an employee of Harte-Hanks, but would continue to serve as Chairman of the Board. On such date, Mr. Franklin will no longer be compensated as an employee of Harte-Hanks. As Chairman of the Board of Directors, he will receive $250,000 annually as fees for his service.

Item 1.02 Termination of a Material Definitive Agreement.

See Item 1.01 above.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

See Item 1.01 above.

Item 7.01 Regulation FD Disclosure.

The information contained in Items 7.01 and 8.01 (including Exhibit 99.1) of this Current Report is furnished pursuant to those Items and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. Furthermore, such information shall not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

On August 26, 2005, Harte-Hanks announced in a press release that its board of directors has declared a regular quarterly dividend of 5.0 cents per share payable September 16, 2005 to shareholders of record on September 6, 2005.

Item 8.01 Other Events.

See Item 7.01 above.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

99.1	Press Release dated August 26, 2005 entitled “Harte-Hanks Board Declares Regular Quarterly Dividend”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harte-Hanks, Inc.

Dated: August 30, 2005

By:	/s/ Sloane Levy
Vice President, General Counsel and Secretary

Exhibit No.	Description
99.1	Press Release dated August 26, 2005 entitled “Harte-Hanks Board Declares Regular Quarterly Dividend”